Exhibit 99.1

Oct. 30, 2008

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS	MEDIA
Tamera Gjesdal	Bob Denham
Senior Vice President	Senior Vice President
Investor Relations	Corporate Communications
(336) 733-3058	(336) 733-1475

BB&T names new chief operating officer and chief financial officer as Allison nears retirement

     WINSTON-SALEM, N.C. – BB&T today said that Chief Financial Officer Chris Henson will be named chief operating officer and Assistant Chief Financial Officer Daryl Bible will succeed Henson as CFO, beginning Jan. 1, 2009. Bible will join the executive management team immediately.

     BB&T said in August that Chief Operating Officer Kelly King would succeed longtime Chief Executive Officer John Allison when he retires at the end of the year. (Allison will remain as chairman until the end of 2009 and serve on the board of directors thereafter.)

     “These moves position our executive management team and our company for what we believe is a very bright future,” King said. “Chris and Daryl are both proven leaders who, along with the rest of our management team, provide the necessary foundation to continue to build on our legacy as a solid and stable financial institution.”

     Henson, 47, joined BB&T in 1985 and has served as CFO since 2005. He previously served as assistant chief financial officer, president of BB&T’s Georgia operations, and president of BB&T community bank regions based in Atlanta and Virginia’s Hampton Roads area.

     The BB&T Leadership Development Program graduate began his career in Wilson, N.C., where he served as a business services officer, business services manager and city executive before assuming the role of city executive in Greensboro, N.C.

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     As chief operating officer, Henson will be responsible for Risk Management and Administrative Services; Operations; Deposit Services; Marketing; Electronic Delivery; and all fee-based financial services subsidiaries.

     “I look forward to following Kelly as chief operating officer and working hard to help make BB&T the world standard financial services company,” Henson said. “Our primary goal will be to continue to do everything we can to remain a client-driven company, one with an unwavering commitment to provide the best value in the financial services industry.”

     The Boone, N.C., native earned his bachelor’s degree in business administration from High Point University. He is a graduate of the Young Executives Institute at the University of North Carolina at Chapel Hill and a 2007 graduate of the Duke University Advanced Management Program. Henson is a member of the High Point University Board of Trustees and chairman of the Winston-Salem/Forsyth County Ten Year Plan to End Chronic Homelessness.

     Bible joined BB&T in January after a 24-year career with U.S. Bancorp, the last 10 years as treasurer. He began his career in the Management Development Program at U.S. Bank predecessor Star Banc. Bible served in a number of key positions prior to treasurer, including financial analyst, asset/liability manager, investment portfolio manager and funds manager.

     As chief financial officer, Bible, 47, will oversee Treasury; Investor Relations; Capital Planning and Shareholder Reporting; Enterprise Spend Management; Management Accounting; Strategic Planning and Corporate Finance; Corporate Tax; Accounting and Financial Reporting; and Value Improvement.

     “I’m thrilled to have the opportunity to join the executive management team and follow Chris as CFO,” Bible said. “I want to build on everything he’s accomplished and continue to help make this company the strongest financial services institution in the nation.”

     The Cincinnati, Ohio, native earned his bachelor’s and master’s degrees in business administration from the University of Cincinnati. He is a chartered financial analyst and a member of the CFA North Carolina Society. He was named “Best Bank Borrower” for 2007 by Euromoney magazine.

     BB&T last added members to its executive management team in December 2006 when Clarke Starnes (now chief credit officer) and Deposit Services Manager Donna Goodrich joined the team.

     “We have excellent depth on the management team, a great combination of long-time members and new additions,” King said. “This is a group with the intellectual insight, boundless energy and proven experience to lead BB&T into the future.”

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     After Allison retires, the 10-member BB&T executive management team will consist of King, Henson, Starnes, Goodrich, Bible, Banking Network Manager Ricky Brown, Risk Management and Administrative Services Manager Rob Greene, Operations Division Manager Leon Wilson, Chief Marketing Officer Steve Wiggs and Electronic Delivery Channel Manager Barbara Duck.

    With $137 billion in assets, BB&T Corporation is the nation’s 14th largest financial holding company. It operates more than 1,500 financial centers in 11 states and Washington, D.C. More information about the company is available at BBT.com.

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